UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2005

PARTY CITY CORPORATION

(Exact name of Registrant as Specified in Chapter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Commons Way, Rockaway, NJ	07866
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

     On May 26, 2005, Party City Corporation (the “Company”) entered into identical indemnification agreements with each of its directors (each, an “Indemnitee”).

     Each indemnification agreement provides that, subject to specified limitations, the Company will indemnify the Indemnitee to the fullest extent permitted under Delaware law for all indemnifiable amounts (including fees, expenses, judgments, fines, penalties, settlements and taxes), arising out of or resulting from any threatened, pending or completed legal action or proceeding relating to the Indemnitee’s service as a director, officer, employee, consultant, agent or fiduciary of the Company or subsidiary of the Company or any other corporation or enterprise for which such person serves at the Company’s request. The Company will also advance expenses to the Indemnitee prior to the settlement or final judgment in any such action or proceeding, provided that the Indemnitee agrees to reimburse the Company if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

     The indemnification agreement is not exclusive of any other rights to which the Indemnitee may be entitled to under the Company’s charter, bylaws, the General Corporation Law of the State of Delaware or otherwise. The obligations of the Company set forth in the indemnification agreement will continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even after the Indemnitee ceases to serve in such capacity.

     The foregoing description of the indemnification agreements is qualified in its entirety by reference to the form of indemnification agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005	PARTY CITY CORPORATION

	By:	/s/ Gregg A. Melnick

	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Indemnification Agreement, dated May 26, 2005.

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